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                                                                       EXHIBIT 5

                          Wilmer, Cutler & Pickering
                             2445 M Street, N.W.
                            Washington, D.C. 20037




                               October 8, 1996


Metrocall, Inc.
6677 Richmond Highway
Alexandria, Virginia 22306

                 Re:      Metrocall, Inc. Registration Statement on Form S-4

Dear Ladies and Gentlemen:

                 We have acted as counsel to Metrocall, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement (the "Registration Statement") on Form S-4 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended.
The Registration Statement relates to the registration of the shares of Common Stock of the Company, par value $0.01 per share (the "Metrocall Common Stock"), and other securities to be issued in the proposed merger (the "Merger") of A+ Network, Inc., a Tennessee corporation ("A+ Network"), with and into the Company. The Merger is to be effected pursuant to an Agreement and Plan of Reorganization, dated as of May 16, 1996 as amended pursuant to an amendment dated October 8, 1996 (the "Merger Agreement"), between the Company and A+ Network.

                 Pursuant to the Merger Agreement, each share of Common Stock of A+ Network, par value $.01 per share (the "A+ Common Stock"), other than shares of A+ Common Stock that are owned by the Company or any subsidiary of the Company (which shares of A+ Common Stock will be cancelled and retired), shall be converted, without any action on the part of the holder thereof, into the right to receive: (i) that number of shares of Metrocall Common Stock equal to the Conversion Ratio (as defined in the Merger Agreement), (ii) the same number of Variable Common Rights ("VCRs"), plus (iii) cash in respect of fractional shares of Metrocall Common Stock and VCRs, if any.

                 For the purposes of this opinion, we have examined copies of the following documents:

                 1.       The Registration Statement;

                 2.       The Merger Agreement;

                 3. The Amended and Restated Certificate of Incorporation of the Company;

                 4.       The Bylaws of the Company;
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Metrocall, Inc.
October 8, 1996
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                 5.       The Resolutions of the Board of Directors of the
Company dated May 14, 1996 and October 3, 1996.

                 In our examination of the aforesaid documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies.

                 We are members of the Bar of the District of Columbia and do not hold ourselves out as being experts in the law of any state. This opinion is limited to the laws of the United States and the General Corporation Law of Delaware. Although we do not hold ourselves out as being experts in the laws of Delaware, we have made an investigation of such laws to the extent necessary to render our opinion. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect.

                 Based upon, subject to, and limited by the foregoing, we are of the opinion that:


                 1. Upon the conclusion of the proceedings and actions which we understand are intended to be completed and taken prior to the Merger, the shares of Metrocall Common Stock to be issued in the Merger pursuant to the Merger Agreement will be lawfully and duly authorized and such shares of Metrocall Common Stock, when issued and delivered in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and nonassessable.

                 2. The Company has the legal authority to issue the VCRs and the VCRs, when issued and delivered pursuant to the terms of the Merger Agreement, will, assuming due authorization prior to such issuance, be validly issued, fully paid, nonassessable and binding obligations of the Company.

                 3. The Company has the legal authority to issue the shares of Metrocall Common Stock and Metrocall Preferred Stock (as defined in the Registration Statement) that may be issued as payment for the VCRs and such shares, when issued and delivered in payment of the VCRs will, assuming due authorization prior to such issuance, be validly issued, fully paid and nonassessable.

                 We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Registration Statement on October 8, 1996, and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to any governmental agency or other person or entity, without our express prior written consent.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein under the caption "Legal Matters."
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Metrocall, Inc.
October 8, 1996
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                                   Sincerely,

                                   WILMER, CUTLER & PICKERING


                                   By: /s/ Thomas W. White
                                      --------------------------
                                      Thomas W. White, a partner